EXHIBIT 99.1

PCTEL Reports $23.6 Million in Third Quarter Revenue

BLOOMINGDALE, Illinois – November 7, 2019 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the third quarter ended September 30, 2019.

Highlights

•

Revenue of $23.6 million in the quarter, 28% higher compared to the prior year.  The third quarter revenue was higher by 104% for the test and measurement product line and higher by 11% for the antenna product line compared to the third quarter 2018.

•

Gross profit margin of 45.1% in the quarter, up 8.6% compared to gross profit margin in the prior year. The increase in the third quarter is a result of higher revenues for test and measurement products and improved profitability for antenna products.

•

GAAP net income per share of $0.07 in the quarter compared to a GAAP loss of $0.10 per share in the third quarter last year.  In the quarter, the Company recorded restructuring expense of $0.3 million related to the transition plan for China manufacturing, which was approximately $0.02 per share.

•

Non-GAAP net income and adjusted EBITDA are measures the Company uses to reflect the results of its core earnings. A reconciliation of those non-GAAP measures to our GAAP financial statements is provided later in the press release.

•	Non-GAAP net income per share of $0.14 in the quarter compared to a net loss per share of $0.06 in the third quarter last year.

•	Adjusted EBITDA margin as a percent of revenue of 13.1% in the quarter compared to negative 3.4% in the third quarter last year.

•	$38.1 million of cash and short-term investments at September 30, 2019 and no debt.

•

The Board of Directors approved a share repurchase program pursuant to which the Company may repurchase up to $7.0 million of its common stock, effective immediately through the end of 2020.  Such purchases may be made from time to time at prevailing prices in the open market, by block purchases, in private transactions or otherwise.  The repurchases will be funded with cash on hand.

“We are pleased with our fourth consecutive quarter of solid performance with significant improvement in revenue and earnings per share compared to a year ago,” said David Neumann, PCTEL’s CEO.  “Our 5G scanning receiver business continues to drive revenue growth and gross margins in a market that is in its early stages.  We are also encouraged by the number of industrial IoT applications and the need for our antenna solutions which will drive long term growth for PCTEL.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (888) 782-2072 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 3691969. The call will also be webcast at http://investor.pctel.com/news-events/webcasts-presentations.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 3691969.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built antenna systems, Industrial IoT devices, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, growth of our antenna solutions and test and measurement businesses, the impact of our transition plan for manufacturing in China and our 2018 cost reduction actions, the anticipated demand for certain products including those related to public safety, the Industrial IoT and the rollout of 5G, the impact of tariffs on certain imports from China, and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the impact of data densification and IoT on capacity and coverage demand, impact of 5G, customer demand for these types of products and services generally including demand from customers in China, growth and continuity in PCTEL’s defined market segments, and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2019 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanSuzanne Cafferty

CFOSenior Director, Corporate Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 339-2051(301) 339-2105

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	September 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$5,647	$4,329
Short-term investment securities	32,419	30,870
Accounts receivable, net of allowances of $95 and $63 at September 30, 2019 and December 31, 2018, respectively	17,117	15,864
Inventories, net	13,577	12,848
Prepaid expenses and other assets	1,087	1,416
Total current assets	69,847	65,327

Property and equipment, net	11,109	12,138
Goodwill	3,332	3,332
Intangible assets, net	359	1,029
Other noncurrent assets	3,220	45
TOTAL ASSETS	$87,867	$81,871
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,992	$6,083
Accrued liabilities	8,427	5,801
Total current liabilities	13,419	11,884
Long-term liabilities	2,970	381
Total liabilities	16,389	12,265
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,572,493 and 18,271,249 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	19	18
Additional paid-in capital	134,034	133,859
Accumulated deficit	(62,103)	(64,055)
Accumulated other comprehensive loss	(472)	(216)
Total stockholders’ equity	71,478	69,606
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$87,867	$81,871

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

REVENUES	$23,630	$18,426	$67,720	$61,739
COST OF REVENUES	12,983	11,705	37,720	39,355
GROSS PROFIT	10,647	6,721	30,000	22,384
OPERATING EXPENSES:
Research and development	3,214	3,028	9,223	9,021
Sales and marketing	2,935	2,957	8,830	9,059
General and administrative	3,214	3,029	10,381	9,172
Amortization of intangible assets	48	85	170	333
Restructuring expenses	295	0	295	0
Total operating expenses	9,706	9,099	28,899	27,585
OPERATING INCOME (LOSS)	941	(2,378)	1,101	(5,201)
Other income, net	393	226	874	486
INCOME (LOSS) BEFORE INCOME TAXES	1,334	(2,152)	1,975	(4,715)
Expense (benefit) for income taxes	6	(482)	23	(961)
NET INCOME (LOSS)	$1,328	$(1,670)	$1,952	$(3,754)

Net Income (Loss) per Share:

Basic	$0.07	$(0.10)	$0.11	$(0.22)
Diluted	$0.07	$(0.10)	$0.11	$(0.22)

Weighted Average Shares:
Basic	17,922	17,234	17,792	17,145
Diluted	18,181	17,234	18,105	17,145

Cash dividend per share	$0.055	$0.055	$0.155	$0.155

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
.	2019	2018

Operating Activities:
Net income (loss)	$1,952	$(3,754)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,152	2,088
Intangible asset amortization	670	833
Stock-based compensation	3,246	2,572
Loss on disposal of property and equipment	91	11
Restructuring costs	268	(28)
Bad debt provision	(3)	248
Deferred tax provision	0	(868)
Changes in operating assets and liabilities:
Accounts receivable	(1,276)	4,968
Inventories	(838)	(173)
Prepaid expenses and other assets	902	425
Accounts payable	(1,019)	255
Income taxes payable	(40)	(39)
Other accrued liabilities	1,485	(2,395)
Deferred revenue	5	(43)
Net cash provided by operating activities	7,595	4,100
Investing Activities:
Capital expenditures	(1,366)	(2,205)
Proceeds from disposal of property and equipment	0	14
Purchases of short-term investments	(38,393)	(33,978)
Redemptions/maturities of short-term investments	36,844	34,707
Net cash used in investing activities	(2,915)	(1,462)
Financing Activities:
Proceeds from issuance of common stock	730	686
Payment of withholding tax on stock-based compensation	(754)	(301)
Principle payments on finance leases	(79)	(91)
Cash dividends	(3,046)	(3,007)
Net cash used in financing activities	(3,149)	(2,713)

Net increase (decrease) in cash and cash equivalents	1,530	(75)
Effect of exchange rate changes on cash	(213)	(107)
Cash and cash equivalents, beginning of period	4,329	5,559
Cash and Cash Equivalents, End of Period	$5,647	$5,377

PCTEL, INC.
P&L INFORMATION BY PRODUCT LINE - Continuing Operations (unaudited)
(in thousands)

	Three Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$16,463	$7,240	$(73)	$23,630	$47,565	$20,301	$(146)	$67,720

GROSS PROFIT	$5,712	$4,937	$(2)	$10,647	$16,142	$13,834	$24	$30,000

GROSS PROFIT %	34.7%	68.2%		45.1%	33.9%	68.1%		44.3%

	Three Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$14,877	$3,556	$(7)	$18,426	$50,120	$11,691	$(72)	$61,739

GROSS PROFIT	$4,504	$2,201	$16	$6,721	$14,734	$7,627	$23	$22,384

GROSS PROFIT %	30.3%	61.9%		36.5%	29.4%	65.2%		36.3%

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (loss)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018

	Operating Income (Loss)	$941	$(2,378)	$1,101	$(5,201)

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	167	167	500	500
	-Operating expenses	48	85	170	333
	Restructuring	295	0	295	0
	Stock Compensation:
	-Cost of revenues	87	(50)	292	131
	-Engineering	157	165	507	462
	-Sales & marketing	158	174	521	462
	-General & administrative	515	496	1,926	1,517
		1,427	1,037	4,211	3,405
	Non-GAAP Operating Income (Loss)	$2,368	$(1,341)	$5,312	$(1,796)
	% of revenue	10.0%	-7.3%	7.8%	-2.9%

Reconciliation of GAAP net loss to non-GAAP net income (loss)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018

	Net Income (Loss)	$1,328	$(1,670)	$1,952	$(3,754)

	Adjustments:
(a)	Non-GAAP adjustment to operating income (loss)	1,427	1,037	4,211	3,405
	Income Taxes	(215)	(393)	(472)	(856)
		1,212	644	3,739	2,549
	Non-GAAP Net Income (Loss)	$2,540	$(1,026)	$5,691	$(1,205)

	Non-GAAP Income (Loss) per Share:
	Basic	$0.14	$(0.06)	$0.32	$(0.07)
	Diluted	$0.14	$(0.06)	$0.31	$(0.07)

	Weighed Average Shares:
	Basic	17,922	17,234	17,792	17,145
	Diluted	18,181	17,234	18,105	17,145

This schedule reconciles the Company's GAAP operating income (loss) to its non-GAAP operating income (loss).  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (loss) (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net income (loss) include the non-GAAP adjustments to operating income (loss) as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating loss to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Operating Income (Loss)	$941	$(2,378)	$1,101	$(5,201)

Add:
Depreciation and amortization	727	708	2,151	2,088
Intangible amortization	215	252	670	833
Restructuring expenses	295	0	295	0
Stock compensation expenses	917	785	3,246	2,572
Adjusted EBITDA	$3,095	$(633)	$7,463	$292
% of revenue	13.1%	-3.4%	11.0%	0.5%

This schedule reconciles the Company's GAAP operating income (loss) to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.